Exhibit 10.1

SECOND AMENDMENT TO
AMENDED AND RESTATED
ORAGENICS, INC.
2002 STOCK OPTION AND INCENTIVE PLAN

This Second Amendment to the Oragenics, Inc. (the “Company”) Amended and Restated 2002 Stock Option and Incentive Plan is made pursuant to Section 5.1 of the Stock Option and Incentive Plan.

Recitals:

WHEREAS, the 2002 Stock Option and Incentive Plan was originally adopted by the Company and approved by the shareholders on September 17, 2002; and

WHEREAS, the shareholders approved the Amended and Restated 2002 Stock and Incentive Plan (the “Plan”) at the Company’s annual meeting on May 5, 2006.

WHEREAS, the shareholders approved the First Amendment to the Amended and Restated 2002 Stock and Incentive Plan (the “Plan”) at the Company’s annual meeting on April 8, 2008.

NOW THEREFORE, Section 5.1 titled “SHARES OF STOCK SUBJECT TO PLAN” is hereby amended as follows:

The reference to “5,000,000” is replaced with “12,500,000”, to reflect an increase in the shares reserved for use under the Plan.

All other terms and conditions of the Amended and Restated 2002 Stock Option and Incentive Plan remain in full force and effect. The Second Amendment to the Amended and Restated 2002 Stock Option and Incentive Plan was approved by the Board of Directors on August 12, 2009 and submitted to the Company’s shareholders for approval in connection with the Company’s October 28, 2009 Annual Meeting.